UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2004

LARGE SCALE BIOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688

(Address of principal executive offices and zip code)

(707) 446-5501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information in this report and the exhibits attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and are not incorporated by reference into any filing of Large Scale Biology Corporation under the Securities Exchange Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in the filing.

On November 3, 2004, Large Scale Biology Corporation (the “Company”), issued a press release announcing its financial results for the quarter ended September 30, 2004, and held a conference call with investors and analysts regarding those financial results and related matters. The conference call was pre-announced and was available to the public through live teleconference and webcast and continued to be available until November 6, 2004 by webcast replay at www.lsbc.com. A copy of the press release is attached hereto as Exhibit 99.1. A copy of the transcript of the conference call is attached hereto as Exhibit 99.2.

During the conference call, the Company presented certain financial information on a GAAP and pro forma basis. Inclusion of this pro forma information was intended to improve the comparability of the Company’s operating results between 2004 and 2003. The Company’s management uses this pro forma information to evaluate its efforts to reduce costs and expenses related to continuing operating activities. The Company’s management believes that this pro forma information is useful to investors because it helps them assess the effectiveness of these efforts.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press release dated November 3, 2004

99.2	Transcript of conference call held on November 3, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: November 9, 2004	By:	/s/ MICHAEL D. CENTRON
Michael D. Centron
Vice President, Finance and Administration

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.1	Press release dated November 3, 2004

99.2	Transcript of conference call held on November 3, 2004